Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G/A is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G/A shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believev that such information is inaccurate.

Vivo Capital Fund IX, L.P.

By: Vivo Capital IX, LLC, its General Partner

November 14, 2024
(Date)

/s/ Frank Kung
(Signature)

Managing Member
(Title)

Vivo Capital IX, LLC

November 14, 2024
(Date)

/s/ Frank Kung
(Signature)

Managing Member
(Title)

Vivo Opportunity Fund Holdings, L.P.

By: Vivo Opportunity, LLC, its General Partner

November 14, 2024
(Date)

/s/ Kevin Dai
(Signature)

Managing Member
(Title)

Vivo Opportunity, LLC

November 14, 2024
(Date)

/s/ Kevin Dai
(Signature)

Managing Member
(Title)